Exhibit 99.1

FOR IMMEDIATE RELEASE

Stoneridge Reports Second-Quarter 2020 Results

STRONG EXECUTION IN RESPONSE TO COVID-19 – Q2 CASH FLOW BETTER THAN EXPECTED

MIRROREYE® PRE-WIRE PARTNERSHIP WITH DAIMLER TRUCKS NORTH AMERICA – ORDERS TO BEGIN IN Q3

ANNOUNCES EXPANDED MIRROREYE RETROFIT INSTALLATIONS WITH 3 FLEETS

2020 Second-Quarter Results

•	Loss per share (“EPS”) of ($0.81)
•	Adjusted EPS of ($0.55)
•	Sales of $99.5 million
•	Gross profit of $13.3 million
•	Adjusted gross profit of $14.4 million (14.5% of sales)
•	Operating loss of ($26.8) million
•	Adjusted operating loss of ($19.1) million ((19.2%) of sales)
•	Adjusted EBITDA of ($11.4) million ((11.5%) of sales)

Outlook

•	Q3 revenue expected to be in line with run-rate at end of Q2 (June revenue of $51.5 million). Full year 2020 end market production forecast increased by 1.3% relative to previous expectations.
•	Expecting second half incremental contribution margins of approximately 35% vs. Q2
•	Q3 cash generation expected to at least offset increase in Q2 net debt ($11.1 million)
•	2021 weighted average OEM end market production expected to increase by 16.0% vs. 2020

NOVI, Mich. – July 29, 2020 – Stoneridge, Inc. (NYSE: SRI) today announced financial results for the second quarter ended June 30, 2020, with sales of $99.5 million and loss per share (EPS) of ($0.81). Adjusted EPS was ($0.55) for the second quarter, considering normalizing adjustments as outlined in the exhibits attached hereto.

For the second quarter of 2020, Stoneridge reported gross profit of $13.3 million and adjusted gross profit of $14.4 million (14.5% of sales) which was a reduction of 11.2% relative to the first quarter of 2020. Operating loss was ($26.8) million and adjusted operating loss was ($19.1) million ((19.2%) of sales). Adjusted EBITDA was ($11.4) million ((11.5%) of sales).

Jon DeGaynor, president and chief executive officer, commented, “In the second quarter, we continued to drive strong execution in response to the global COVID-19 pandemic and further align our resources with the greatest opportunities for the Company. We continued to invest the necessary capital and resources to ensure the successful launch of our strong backlog of new business and continue to build upon the technologies and platforms that will support future growth while reducing structural costs. Due to the cost reduction actions taken in the beginning of the second quarter, as well as our continued focus on operational improvement and working capital management, we were able to outperform our previously outlined expectations for cash flow in the quarter. Our decremental contribution margins on significantly reduced revenue were in line with our expectations at approximately 30% as we continued to focus on operational improvement and reduced costs in our facilities.”

DeGaynor continued, “In the second quarter, we took several steps forward in our continued commercialization of MirrorEye®. We have expanded our fleet evaluations and completed additional installations at two of our evaluation partners, with another expected by the end of the third quarter. These three partners operate approximately 6,000 vehicles on the road today. Additionally, we are announcing our partnership with Daimler Trucks North America to provide vehicles pre-wired for MirrorEye retrofit systems, with orders expected to begin in the third quarter.”

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Second Quarter in Review

Control Devices sales totaled $48.6 million, a decrease of $49.6 million, or 50.5%, as a result of the COVID-19 pandemic relative to the first quarter of 2020. Second quarter adjusted operating margin was (11.5%).

Electronics sales totaled $47.6 million, a decrease of $32.2 million, or 40.4%, relative to the first quarter of 2020 primarily as a result of the COVID-19 pandemic. Second quarter adjusted operating margin was (17.1%).

Stoneridge Brazil sales totaled $7.0 million, a decrease of $7.6 million, or 51.9% to the prior quarter due to the COVID-19 pandemic causing lower volumes for our Argentina aftermarket channel and audio and alarm products. Stoneridge Brazil adjusted operating margin was (6.9%).

Cash and Debt Balances

At June 30, 2020, Stoneridge had cash and cash equivalents balances totaling $72.4 million. Total debt as of June 30, 2020 was $166.0 million. Total debt less cash and cash equivalents yielded a current net debt to trailing-twelve-month adjusted EBITDA ratio of approximately 2.3x. Due to the expected financial impact of the COVID-19 pandemic, the Company amended the existing credit facility which waives the net debt leverage compliance ratio until Q2 2021. The Company had approximately $237 million of undrawn commitments under the existing credit facility as of June 30, 2020, which resulted in total undrawn commitments and cash balances of $309 million.

Outlook

Bob Krakowiak, chief financial officer, commented, “Based on current production forecasts, our OEM weighted-average production levels increased slightly relative to our expectations on the first quarter call. Based on the continued ramp-up of global production, we expect third-quarter revenue to be in line with the run-rate we saw at the end of the second quarter. For the second quarter, we had downward adjusted contribution margin of 30.1%, which was in line with previously outlined expectations on reduced revenue. In the second half of the year, we are expecting incremental contribution margins of approximately 35% relative to the second quarter based on our current cost structure and continued gross margin improvement.”

Krakowiak continued, “Despite the significant end market production disruption during the quarter, we were able to effectively manage our working capital and expenses to limit the impact on cash. During the quarter, net debt increased by approximately $11 million, which was better than the expectation that I outlined on our first quarter call of approximately $15-20 million. Furthermore, due in large part to our continued focus on inventory management and cash preservation, we expect that cash generation in the third quarter will at least offset the second quarter cash burn. We continue to evaluate opportunities to preserve cash in the short-term and adjust our cost structure as necessary to align with current and expected market conditions.”

DeGaynor concluded, “As we look beyond 2020, we are starting to see signs of recovery with 2021 production forecasts implying 16% growth in our weighted-average end markets. In addition, new program launches are expected to create significant growth opportunities for the Company in 2021 and beyond. Stoneridge remains well positioned to capitalize on the industry megatrends that will drive outperformance of our underlying markets going forward.”

Conference Call on the Web

A live Internet broadcast of Stoneridge’s conference call regarding 2020 second-quarter results can be accessed at 9:00 a.m. Eastern Time on Thursday, July 30, 2020, at www.stoneridge.com, which will also offer a webcast replay.

About Stoneridge, Inc.

Stoneridge, Inc., headquartered in Novi, Michigan, is an independent designer and manufacturer of highly engineered electrical and electronic components, modules and systems principally for the automotive, commercial, off-highway, motorcycle and agricultural vehicle markets. Additional information about Stoneridge can be found at www.stoneridge.com.

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Forward-Looking Statements

Statements in this release contain “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this report and may include statements regarding the intent, belief or current expectations of the Company, with respect to, among other things, our (i) future product and facility expansion, (ii) acquisition strategy, (iii) investments and new product development, (iv) growth opportunities related to awarded business, and (v) operational expectations. Forward-looking statements may be identified by the words “will,” “may,” “should,” “designed to,” “believes,” “plans,” “projects,” “intends,” “expects,” “estimates,” “anticipates,” “continue,” and similar words and expressions. The forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by the statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among other factors:

•	the impact of COVID-19, or other future pandemics, on the global economy, and on our customers, suppliers, employees, business and cash flows;
•	the reduced purchases, loss or bankruptcy of a major customer or supplier;
•	the costs and timing of business realignment, facility closures or similar actions;
•	a significant change in automotive, commercial, off-highway, motorcycle or agricultural vehicle production;
•	competitive market conditions and resulting effects on sales and pricing;
•	the impact of changes in foreign currency exchange rates on sales, costs and results, particularly the Argentinian peso, Brazilian real, Chinese renminbi, euro, Mexican peso and Swedish krona;
•	our ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions;
•	customer acceptance of new products;
•	our ability to successfully launch/produce products for awarded business;
•	adverse changes in laws, government regulations or market conditions, including tariffs, affecting our products or our customers’ products;
•	our ability to protect our intellectual property and successfully defend against assertions made against us;
•	liabilities arising from warranty claims, product recall or field actions, product liability and legal proceedings to which we are or may become a party, or the impact of product recall or field actions on our customers;
•	labor disruptions at our facilities or at any of our significant customers or suppliers;
•	business disruption due to natural disasters or other disasters outside of our control;
•	the ability of our suppliers to supply us with parts and components at competitive prices on a timely basis, including the impact of potential tariffs and trade considerations on their operations and output;
•	the amount of our indebtedness and the restrictive covenants contained in the agreements governing our indebtedness, including our revolving credit facility;
•	capital availability or costs, including changes in interest rates or market perceptions;
•	the failure to achieve the successful integration of any acquired company or business;
•	risks related to a failure of our information technology systems and networks, and risks associated with current and emerging technology threats and damage from computer viruses, unauthorized access, cyber-attack and other similar disruptions; and
•	the items described in Part II Item 1A (“Risk Factors”) of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2020 and in Part I, Item IA (“Risk Factors”) of our 2019 10-K filed with the SEC.

The forward-looking statements contained herein represent our estimates only as of the date of this release and should not be relied upon as representing our estimates as of any subsequent date.  While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, whether to reflect actual results, changes in assumptions, changes in other factors affecting such forward-looking statements or otherwise.

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Use of Non-GAAP Financial Information
This press release contains information about the Company’s financial results which is not presented in accordance with accounting principles generally accepted in the United States (”GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. The provision of these non-GAAP financial measures for 2020 and 2019 is not intended to indicate that Stoneridge is explicitly or implicitly providing projections on those non-GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the Company at the date of this press release and the adjustments that management can reasonably predict.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that adjusted sales, adjusted gross profit and margin, adjusted operating income (loss) and margin, adjusted net income (loss), adjusted earnings (loss) per share, adjusted EBITDA, net debt, adjusted income (loss) before tax and adjusted tax rate are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods.

Adjusted sales, adjusted gross profit and margin, adjusted operating income (loss) and margin, adjusted net income (loss), adjusted earnings (loss) per share, adjusted EBITDA, net debt, adjusted income (loss) before tax and adjusted tax rate should not be considered in isolation or as a substitute for sales, gross profit, operating income (loss), net income (loss), earnings (loss) per share, debt, income (loss) before tax or tax rate prepared in accordance with GAAP.

For more information, contact Matthew R. Horvath, Director Investor Relations and Corporate Development (Matthew.Horvath@Stoneridge.com)

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CONSOLIDATED STATEMENTS OF OPERATIONS
	Three months ended		Six months ended
	June 30,		June 30,
(in thousands, except per share data)	2020	2019	2020	2019

Net sales	$99,545	$222,241	$282,511	$440,538
Costs and expenses:
Cost of goods sold	86,291	165,414	223,860	322,858
Selling, general and administrative	27,693	27,522	57,196	63,110
Gain on disposal of Non-core Products, net	-	(33,921)	-	(33,599)
Design and development	12,384	14,040	24,619	27,284
Operating (loss) income	(26,823)	49,186	(23,164)	60,885
Interest expense, net	1,410	1,001	2,440	2,004
Equity in loss (earnings) of investee	231	(548)	(226)	(912)
Other income, net	(9)	(97)	(1,626)	(529)
(Loss) income before income taxes	(28,455)	48,830	(23,752)	60,322
(Benefit) provision for income taxes	(6,721)	9,066	(5,508)	10,901
Net (loss) income	$(21,734)	$39,764	$(18,244)	$49,421

(Loss) earnings per share:
Basic	$(0.81)	$1.43	$(0.67)	$1.75
Diluted	$(0.81)	$1.41	$(0.67)	$1.72
Weighted-average shares outstanding:
Basic	26,952	27,887	27,092	28,208
Diluted	26,952	28,294	27,092	28,716

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CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
(in thousands)	2020	2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$72,412	$69,403
Accounts receivable, less reserves of $676 and $1,289, respectively	97,404	138,564
Inventories, net	96,933	93,449
Prepaid expenses and other current assets	29,894	29,850
Total current assets	296,643	331,266
Long-term assets:
Property, plant and equipment, net	117,219	122,483
Intangible assets, net	50,968	58,122
Goodwill	35,942	35,874
Operating lease right-of-use asset	20,038	22,027
Investments and other long-term assets, net	36,409	32,437
Total long-term assets	260,576	270,943
Total assets	$557,219	$602,209

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of debt	$4,831	$2,672
Accounts payable	52,037	80,701
Accrued expenses and other current liabilities	47,101	55,223
Total current liabilities	103,969	138,596
Long-term liabilities:
Revolving credit facility	161,000	126,000
Long-term debt, net	152	454
Deferred income taxes	11,193	12,530
Operating lease long-term liability	16,200	17,971
Other long-term liabilities	15,443	16,754
Total long-term liabilities	203,988	173,709
Shareholders' equity:
Preferred Shares, without par value, 5,000 shares authorized, none issued	-	-
Common Shares, without par value, 60,000 shares authorized, 28,966 and 28,966 shares issued and 27,001 and 27,408 shares outstanding at June 30, 2020 and December 31, 2019, respectively, with no stated value	-	-
Additional paid-in capital	230,818	225,607
Common Shares held in treasury, 1,965 and 1,558 shares at June 30, 2020 and December 31, 2019, respectively, at cost	(60,639)	(50,773)
Retained earnings	188,298	206,542
Accumulated other comprehensive loss	(109,215)	(91,472)
Total shareholders' equity	249,262	289,904
Total liabilities and shareholders' equity	$557,219	$602,209

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CONSOLIDATED STATEMENTS OF CASH FLOWS

Six months ended June 30 (in thousands)	2020	2019

OPERATING ACTIVITIES:
Net (loss) income	$(18,244)	$49,421
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation	13,242	11,819
Amortization, including accretion and write-off of deferred financing costs	2,732	3,464
Deferred income taxes	(7,018)	3,804
Earnings of equity method investee	(226)	(912)
Loss (gain) on sale of fixed assets	131	(26)
Share-based compensation expense	2,110	3,594
Excess tax deficiency (benefit) related to share-based compensation expense	40	(752)
Gain on disposal of Non-core Products, net	-	(33,599)
Property, plant and equipment impairment charge	2,326	-
Change in fair value of earn-out contingent consideration	(233)	905
Change in fair value of venture capital fund	139	16
Changes in operating assets and liabilities, net of effect of business combination:
Accounts receivable, net	37,644	(13,440)
Inventories, net	(6,295)	(21,798)
Prepaid expenses and other assets	992	(9,678)
Accounts payable	(26,044)	13,604
Accrued expenses and other liabilities	(7,829)	242
Net cash (used for) provided by operating activities	(6,533)	6,664

INVESTING ACTIVITIES:
Capital expenditures, including intangibles	(17,194)	(17,479)
Proceeds from sale of fixed assets	19	49
Proceeds from disposal of Non-core Products	-	34,386
Investment in venture capital fund	(750)	(1,200)
Net cash (used for) provided by investing activities	(17,925)	15,756

FINANCING ACTIVITIES:
Revolving credit facility borrowings	71,500	55,000
Revolving credit facility payments	(36,500)	(47,500)
Proceeds from issuance of debt	17,345	55
Repayments of debt	(15,204)	(999)
Earn-out consideration cash payment	-	(3,394)
Other financing costs	(1,038)	(873)
Common Share repurchase program	(4,995)	(50,000)
Repurchase of Common Shares to satisfy employee tax withholding	(1,741)	(3,209)
Net cash provided by (used for) financing activities	29,367	(50,920)

Effect of exchange rate changes on cash and cash equivalents	(1,900)	(1,089)
Net change in cash and cash equivalents	3,009	(29,589)
Cash and cash equivalents at beginning of period	69,403	81,092

Cash and cash equivalents at end of period	$72,412	$51,503

Supplemental disclosure of cash flow information:
Cash paid for interest	$2,344	$2,198
Cash paid for income taxes, net	$636	$7,100

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Regulation G Non-GAAP Financial Measure Reconciliations

Reconciliation to US GAAP

Exhibit 1 - Adjusted EPS

Reconciliation of Q2 2020 Adjusted EPS

(USD in millions)	Q2 2020	Q2 2020 EPS
Net Loss	$(21.7)	$(0.81)

Add: After-Tax Step-Up in Fair Value of Earn-Out (Stoneridge Brazil)	0.4	0.01
Add: After-Tax Restructuring Costs	4.2	0.16
Add: After-Tax Change in Fair Value of Equity Investment	0.1	0.00
Add: After-Tax Business Realignment Costs	2.2	0.08
Adjusted Net Loss	$(14.9)	$(0.55)

Exhibit 2 – Adjusted Operating Income (Loss) by Segment

Reconciliation of Control Devices Adjusted Operating Income (Loss)

(USD in millions)	Q1 2020	Q2 2020
Control Devices Operating Income (Loss)	$7.3	$(9.7)

Add: Pre-Tax Restructuring Costs	2.2	3.0
Add: Pre-Tax Business Realignment Costs	0.4	1.0
Control Devices Adjusted Operating Income (Loss)	$9.9	$(5.6)

Reconciliation of Electronics Adjusted Operating Income (Loss)

(USD in millions)	Q1 2020	Q2 2020
Electronics Operating Income (Loss)	$2.9	$(11.0)

Add: Pre-Tax Restructuring Costs	0.0	1.6
Add: Pre-Tax Business Realignment Costs		1.3
Electronics Adjusted Operating Income (Loss)	$2.9	$(8.1)

Reconciliation of Stoneridge Brazil Adjusted Operating Income (Loss)

(USD in millions)	Q1 2020	Q2 2020
Stoneridge Brazil Operating Income (Loss)	$0.9	$(0.9)

Add: Pre-Tax Step-Up in Fair Value of Earn-Out (Stoneridge Brazil)	(0.6)	0.4
Add: Pre-Tax Business Realignment Costs	0.2
Stoneridge Brazil Adjusted Operating Income (Loss)	$0.4	$(0.5)

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Exhibit 3 – Adjusted Operating Income (Loss)

Reconciliation of Adjusted Operating Income (Loss)

(USD in millions)	Q1 2020	Q2 2020
Operating Income (Loss)	$3.7	$(26.8)

Add: Pre-Tax Step-Up in Fair Value of Earn-Out (Stoneridge Brazil)	(0.6)	0.4
Add: Pre-Tax Change in Fair Value of Equity Investment	0.0	0.1
Add: Pre-Tax Restructuring Costs	2.2	4.6
Add: Pre-Tax Share-Based Comp Accelerated Vesting	0.1	0.0
Add: Pre-Tax Business Realignment Costs	0.6	2.6
Adjusted Operating Income (Loss)	$6.0	$(19.1)

Exhibit 4 – Adjusted EBITDA

Reconciliation of Adjusted EBITDA

(USD in millions)	Q3 2019	Q4 2019	Q1 2020	Q2 2020	TTM Q2 2020
Income (Loss) Before Tax	$8.1	$(0.0)	$4.7	$(28.5)	$(15.7)
Interest expense, net	1.1	1.2	1.0	1.4	4.8
Depreciation and amortization	7.9	8.1	8.1	7.9	32.0
EBITDA	$17.1	$9.3	$13.8	$(19.2)	$21.0
Add: Pre-Tax Step-Up in Fair Value of Earn-Out (Stoneridge Brazil)	0.9	0.4	(0.6)	0.4	1.2
Add: Pre-Tax Change in Fair Value of Equity Investment		0.2	0.0	0.1	0.4
Add: Pre-Tax Restructuring Costs	3.7	3.4	2.2	4.6	14.0
Add: Pre-Tax Business Realignment Costs	0.4	0.3	0.6	2.6	3.9
Add: Pre-Tax Share-Based Comp Accelerated Vesting	0.2		0.1	0.0	0.3
Less: Pre-Tax Capitalized Software Development Expensed in Q1 and Q2	(0.8)				(0.8)
Adjusted EBITDA	$21.5	$13.7	$16.1	$(11.4)	$39.9

Exhibit 5 – Adjusted Gross Profit

Reconciliation of Adjusted Gross Profit

(USD in millions)	Q1 2020	Q2 2020
Gross Profit	45.4	13.3

Add: Pre-Tax Restructuring Costs	1.5	0.2
Add: Pre-Tax Business Realignment Costs	0.1	0.9
Adjusted Gross Profit	47.0	14.4

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Exhibit 6 – Adjusted Tax Rate

Reconciliation of Q2 2020 Adjusted Tax Rate

(USD in millions)	Q2 2020
Loss Before Tax	$(28.5)

Add: Pre-Tax Step-Up in Fair Value of Earn-Out (Stoneridge Brazil)	0.4
Add: Pre-Tax Change in Fair Value of Equity Investment	0.1
Add: Pre-Tax Restructuring Costs	4.6
Add: Pre-Tax Business Realignment Costs	2.6
Adjusted Loss Before Tax	$(20.7)

Income Tax Benefit	$(6.7)

Add: Tax Impact From Pre-Tax Adjustments	0.9

Adjusted Income Tax Benefit	$(5.8)

Adjusted Tax Rate	28.0%

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